240.14a-101   Schedule 14A. Information required in proxy
statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant [  ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a?6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[X]  Soliciting Material under 240.14a-12
Name of Registrant as Specified In Its Charter:
Solitron Devices, Inc.
Name of Person(s) Filing Proxy Statement, if other than the
Registrant:
Furlong Fund, LLC
Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[  ]  Fee computed on table below per Exchange Act Rules 14a?
6(i)(1) and 0?11
(1) Title of each class of securities to which transaction
applies:
N/A
 (2) Aggregate number of securities to which transaction
applies:
N/A
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0?11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A
 (4) Proposed maximum aggregate value of transaction:
N/A
 (5) Total fee paid:
N/A
 [  ]  Fee paid previously with preliminary materials. N/A
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0?11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. N/A
(1) Amount Previously Paid: N/A
(2) Form, Schedule or Registration Statement No.: N/A
(3) Filing Party: N/A
(4) Date Filed: N/A
Furlong Financial, LLC ("Furlong"), together with the other participants named in Furlong's preliminary proxy statement filed with Securities and Exchange Commission ("SEC"), is filing materials contained in this Schedule 14A and pursuant to 240.14a-12 with the SEC in connection with the solicitation of proxies for the election of its slate of director nominees and the submission of various proposals at the 2013 annual meeting of shareholders of Solitron Devices,
Inc.   Furlong has filed a preliminary proxy statement in regard
to this solicitation, such preliminary statement filed on February 22, 2013. On February 28, 2013, through a correspondence sent to the SEC, Furlong withdrew its preliminary proxy materials.

         Item 1: On March 13, 2013, Furlong will issue the following press release:

Washington, DC Furlong Financial ("Furlong") announced today that it has notified Solitron Devices, Inc. ("Solitron") that it has withdrawn its proxy statement for Solitron's 2013 annual meeting. In a correspondence dated February 28, 2013, Furlong notified both the SEC and Solitron that it has withdrawn its previously filed proxy materials and that it no longer had any intention to independently solicit proxies for Solitron's 2013 annual meeting, such solicitation being subject to Rules 14a-3 to 14a-6 and Rules 14a-9 to 14a-101.



*****

FURLONG FILED A PREMILINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHNAGE COMMISSION. THE PRELIMINARY PROXY STATEMENT WAS FILED WITH THE SEC ON FEBRUARY 22, 2013 AND RELATES TO FURLONG?S SOLICITATION OF PROXIES FROM STOCKHOLDERS OF SOLITRON DEVICES INC. FOR USE AT THE 2013 ANNUAL MEETING. FURLONG WITHDREW ITS PROXY MATERIALS (INCLUDING ITS PRELIMINARY PROXY STATEMENT AND PROXY CARD) ON FEBRUARY 28, 2013. INFORMATION CONCERNING FURLONG?S NOMINEES AND OTHER PARTICIPANTS AND THEIR INTERESTS IN THE SOLICITATION WERE SET FORTH IN THE PRELIMINARY PROXY STATEMENT FILED WITH THE SEC.

STOCKHOLDERS ARE STILL ABLE TO OBTAIN FREE COPIES OF THE
PRELIMINARY PROXY STATEMENT THROUGH THE WEBSITE MAINTAINED BY
THE SEC AT WWW.SEC.GOV.